Exhibit 99.2

News Release

Sunoco LP Announces Pricing of Public Offering of Common Units Representing Limited Partner Interests

HOUSTON, Texas, July 15, 2015 - Sunoco LP (NYSE: SUN) (the “Partnership”) today announced that it has priced its registered underwritten public offering of 5,500,000 common units representing limited partner interests in the Partnership, pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”) at $40.10 per common unit. The offering is expected to close on or about July 21, 2015. The Partnership granted the underwriters a 30-day option to purchase up to 825,000 additional common units. The Partnership intends to use the net proceeds from the offering, and from the underwriters’ exercise of their option to purchase additional common units, if applicable, to repay borrowings outstanding under its revolving credit facility and for general partnership purposes. The Partnership intends to use borrowings under its revolving credit facility, along with the net proceeds from the concurrent private placement of $600 million of aggregate principal amount of senior notes due 2020, to fund the cash consideration in its pending acquisition of 100% of the issued and outstanding shares of Susser Holdings Corporation.

Morgan Stanley, BofA Merrill Lynch, UBS Investment Bank, Wells Fargo Securities, Baird, Citigroup, Credit Suisse, Deutsche Bank Securities, Goldman, Sachs & Co., Jefferies, J.P. Morgan, Raymond James and RBC Capital Markets are acting as joint book-running managers of the offering. Ladenburg Thalmann is acting as co-manager of the offering.

The offering may be made only by means of a prospectus supplement and accompanying base prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A copy of the prospectus supplement and accompanying base prospectus meeting such requirements may be obtained from:

Morgan Stanley Attn: Prospectus Department 180 Varick Street, 2nd Floor New York, NY 10014	BofA Merrill Lynch 222 Broadway, New York, NY 10038 Attn: Prospectus Department Email: dg.prospectus_requests@baml.com
UBS Investment Bank Attn: Prospectus Department 1285 Avenue of the Americas New York, NY 10019 (888) 827-7275	Wells Fargo Securities Attn: Equity Syndicate Dept. 375 Park Avenue, New York, NY 10152 Telephone: 1-800-326-5897 Email: cmclientsupport@wellsfargo.com
Citigroup c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: (800) 831-9146 Email: prospectus@citi.com	Credit Suisse Attn: Prospectus Department One Madison Avenue New York, NY 10010 Email: newyork.prospectus@credit-suisse.com Telephone: 1 (800) 221-1037

Deutsche Bank Securities Attn: Prospectus Group 60 Wall Street New York, NY 10005-2836 (800) 503-4611 prospectus.cpdg@db.com	Goldman, Sachs & Co. Prospectus Department 200 West Street New York, NY 10282 Telephone: 1-866-471-2526 Email: prospectus-ny@ny.email.gs.com
Jefferies Attn: Equity Syndicate Prospectus Department 520 Madison Avenue, 2nd Floor New York, NY 10022 Telephone: (877) 547-6340 Email: prospectus_department@jefferies.com	J.P. Morgan Attn: Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Phone: (866) 803-9204
Raymond James 880 Carillon Parkway St. Petersburg, Florida 33716 (800) 248-8863 prospectus@raymondjames.com	RBC Capital Markets ATTN: Equity Syndicate Three World Financial Center 200 Vesey St., 8th Floor New York, NY 10281-8089 Phone: (877) 822-4089 Email: equityprospectus@rbccm.com
Robert W. Baird & Co. Inc. Attention: Syndicate Department 777 E. Wisconsin Avenue Milwaukee, WI 53202 Telephone: 800-792-2473 Email: syndicate@rwbaird.com

You may also obtain these documents for free, when they are available, by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sunoco LP

Sunoco LP (NYSE: SUN) is a master limited partnership (MLP) that primarily distributes motor fuel to convenience stores, independent dealers, commercial customers and distributors. SUN also operates more than 150 convenience stores and retail fuel sites. SUN conducts its business through wholly owned subsidiaries, as well as through its 31.58 percent interest in Sunoco, LLC, in partnership with an affiliate of its parent company, Energy Transfer Partners. While primarily engaged in natural gas, natural gas liquids, crude oil and refined products transportation, ETP also operates a retail and fuel distribution business through its interest in Sunoco, LLC, as well as wholly owned subsidiaries, Sunoco, Inc. and Stripes LLC that operate approximately 1,100 convenience stores and retail fuel sites.

Cautionary Statement Relevant to Forward-Looking Information

This press release includes forward-looking statements regarding future events. These forward-looking statements are based on the Partnership’s current plans and expectations and involve a numbers of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. For a further discussion of these risks and uncertainties, please refer to the “Risk Factors” section of the prospectus supplement and accompanying base prospectus. While the Partnership may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if new information becomes available in the future.

CONTACT:

Investors:

Scott Grischow

Director - Investor Relations and Treasury

(361) 884-2463, scott.grischow@sunoco.com

Anne Pearson

Dennard-Lascar Associates, LLC

(210) 408-6321, apearson@dennardlascar.com

Media:

Jeff Shields, Communications Manager

(215) 977-6056, jpshields@sunocoinc.com

Jessica Davila-Burnett, Public Relations Director

(361) 654-4882, jessica.davila-burnett@sunoco.com

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